Exhibit 10.1

FORM OF
SSA GLOBAL TECHNOLOGIES, INC.
2003 EQUITY INCENTIVE PLAN
STOCK UNIT AWARD AGREEMENT

This Stock Unit Award Agreement (“Agreement”) is made and entered into, as of the Grant Date set forth on the signature page hereto, by and between SSA Global Technologies, Inc., a Delaware Corporation (“Company”), and [                   ] (“Grantee”).

R E C I T A L S

A.                                   The Company has established and maintains the SSA Global Technologies, Inc. 2003 Equity Incentive Plan (“Plan”) in order to further the growth, development, and financial success of the Company, and its Subsidiaries, by providing equity based incentives and equity ownership opportunities to certain directors, officers, and employees of, and consultants to, the Company.

B.                                     Grantee is currently employed by the Company in a senior executive position and the Committee has awarded Stock Units to Grantee, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

I. Definitions.

(a) Initially capitalized terms used in this Agreement have the meaning given to such terms in the Plan, except as expressly otherwise herein provided.

(b) The following terms, when used in this Agreement and initially capitalized, shall have the following meanings:

1. “For Cause” shall mean the termination of Grantee’s employment with the Company and all Subsidiaries for any of the following reasons: (i) embezzlement, dishonesty, or fraud; (ii) conviction (or plea of nolo contendere) for a felony or conviction (or plea of nolo contendere) of any crime involving moral turpitude or that impairs Grantee’s ability to perform his duties; (iii) improper and material disclosure or use of the Company’s or a Subsidiary’s confidential or proprietary information; or (iv) Grantee’s willful failure or refusal to follow the lawful and good faith direction of the Company or a Subsidiary to perform his material duties which, if curable, remains uncured following thirty (30) days’ written notice to Grantee from the Company or a Subsidiary describing such failure or refusal.

2. “Good Reason” shall mean any of the following conditions (not consented to in advance by Grantee or ratified subsequently by Grantee) which condition(s) remain(s) in effect thirty (30) days after written notice to the Board from Grantee of such conditions:  (i) a material decrease in Grantee’s Base Salary; or (ii) a material, adverse change in Grantee’s authority, responsibilities or duties, as measured against Grantee’s authority, responsibilities or duties immediately prior to such change.

3. “Grant Shares” shall mean the shares of the Company’s common stock, $0.01 par value, issued to Grantee or his Beneficiary following the vesting of the Stock Units.

4. “Stock Units” shall mean the Equity Incentive awarded pursuant to this Agreement.

II.Grant of Stock Units.  Company, pursuant to the Plan, hereby grants to Grantee the number of Stock Units set forth on the signature page hereto.  Such Stock Units shall be convertible into shares of the Company’s common stock, par value $0.01 per share, on a one-for-one basis, in accordance with the terms and conditions of this Agreement.

III.Terms and Conditions of Grant.

A.Normal Vesting.  Grantee’s rights with respect to the Stock Units shall vest at 12:01 a.m. on July 1, 2008, provided that Grantee continues to be employed by Company or a Subsidiary on such date.

B.Accelerated Vesting.  Grantee’s rights with respect to the Stock Units shall also vest at 12:01 a.m. on:

1.the date Grantee’s employment with the Company and all Subsidiaries is terminated prior to July 1, 2008 by the Company other than For Cause (including, but not by way of limitation, the non-renewal of Grantee’s Amended and Restated Employment Agreement, effective as of January 3, 2003, by the Company pursuant to Section 2 of such Agreement) or by Grantee for Good Reason;

2.the date Grantee’s employment terminates due to the death or Disability of Grantee prior to July 1, 2008; or

3.the date a Change in Control occurs with respect to the Company prior to July 1, 2008.

C.Conversion of Stock Units.  The Stock Units shall automatically convert into shares of the Company’s common stock, par value $0.01 per share, on the date such Stock Units vest and the Company shall promptly issue to Grantee or his Beneficiary certificates representing the Grant Shares following such vesting.

D.Forfeiture.  Grantee’s rights with respect to the Stock Units, including the rights to receive the Grant Shares upon vesting of the Stock Units, shall terminate and be forfeited, upon the termination of Grantee’s employment with Company and all Subsidiaries by Company For Cause or by Grantee other than for Good Reason prior to 12:01 a.m. July 1, 2008.

E.Tax Election.  Grantee acknowledges and agrees that Grantee is not entitled to make, and shall not make, an election under section 83(b) of the Code with respect to the grant of the Stock Units.

F.Withholding.  Upon the vesting of the Stock Units, Grantee shall recognize compensation income for federal income tax purposes equal to the product of (A x B), where A is the number of Stock Units and B is the closing price of a share of the Company’s common stock on the vesting date.  Promptly after the vesting date, Grantee shall pay to the Company an amount equal to the aggregate minimum state, local and federal income and employment taxes which the Company is obligated to withhold and deposit with respect to Grantee’s receipt of such compensation income.  The Committee may in its discretion permit Grantee to satisfy such withholding obligation by reducing the number of Grant Shares issued to Grantee, provided that only whole shares may be used for such payment and any portion of such obligation which can not be satisfied with whole shares must be paid in cash.

G.Adjustment in Capitalization.  In the event of any dividend or other distribution (in whatever form), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, repurchase, or exchange of the Company’s common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar corporate transaction or event which affects the common stock, the Committee shall adjust the terms of this Agreement and the Stock Units, to the extent necessary, in its sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or this Agreement.

H.Beneficiaries.  The person whose name appears on the signature page hereof after the caption “Beneficiary” or any successor designated by Grantee in accordance herewith (“Beneficiary”) shall be entitled to receive any Grant Shares issued with respect to the Stock Units after the death of Grantee.  Grantee may from time to time revoke or change his beneficiary designation without the consent of any prior designee by filing a new designation with the Committee.  The last designation received by the Committee shall be controlling, provided that no designation received by the Committee after the date of Grantee’s death shall be effective.  If no valid designation is in effect at the time of Grantee’s death, the Beneficiary shall be deemed to be Grantee’s estate.

IV.Restrictions.

A.Grantee shall not, during his lifetime, sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien on, encumber, gift, place in trust (either voting or other), or otherwise dispose of the Stock Units.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust, or other disposition of, or creation of a security interest in or lien on, the Stock Units or any portion thereof in violation of this Agreement will be valid and the Company will not transfer any of the Grant Shares on its books nor will any such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been compliance with the terms of this Agreement.

B.Grantee shall only sell, assign, gift, transfer or otherwise dispose of the Grant Shares, or any portion thereof, if the Grant Shares are subject to an effective registration statement or prior to such transfer the Company receives a favorable opinion of legal counsel, reasonably acceptable to the Company, to the effect that the transfer is being made pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws.

C.To the extent that the Grant Shares issued to Grantee are not registered under the Securities Act of 1933 pursuant to an effective registration statement, the stock certificates evidencing such Grant Shares may bear such restrictive legend as Company deems to be required or advisable under applicable law.

V.Grantee Covenants.  As a material inducement to the Company to make the grant of the Stock Units, Grantee hereby covenants as follows:

A.Confidentiality.  Grantee acknowledges that by virtue of his employment with the Company or a Subsidiary, he has or may be exposed to or has had or may have access to confidential information of the Company regarding its businesses (whether or not developed by Grantee), including, but not limited to, algorithms, source code, system designs, data formats, customer lists or records, customer information, mark-ups, project materials, information regarding independent contractors, marketing techniques, supplier information, accounting methodology, Creations (as hereinafter defined) or other information which gives, or may give, the Company and its Subsidiaries an advantage in the marketplace against its competitors (all of the foregoing are hereinafter referred to collectively as the “Proprietary Information” except for information which was in the public domain when acquired or developed by the Company or a Subsidiary, or which subsequently enters the public domain other than as a result of a breach of this or any other agreement or covenant).  Grantee further acknowledges that it would be possible for Grantee, upon termination of his employment with the Company or a Subsidiary, to use the Proprietary Information to benefit other individuals or entities.  Grantee acknowledges that the Company and its Subsidiaries has expended considerable time and resources in the development of the Proprietary Information and that the Proprietary Information has been disclosed to or learned by Grantee solely in connection with Grantee’s employment with the Company or a Subsidiary.  Grantee acknowledges that the Proprietary Information constitutes a proprietary and exclusive interest of the Company and its Subsidiaries, and, therefore, Grantee agrees that during the term of his employment and after the termination thereof, for whatever reason, anywhere in the world, Grantee shall not directly or indirectly disclose the Proprietary Information to any person, firm, court, governmental entity or body, corporation or other entity or use the Proprietary Information in any manner, except in connection with the business and affairs of the Company and its Subsidiaries or pursuant to a validly issued and enforceable court or administrative order.  In the event that any court, administrative hearing officer or the like shall request or demand disclosure of any Proprietary Information, Grantee shall promptly notify the Company of the same and cooperate with the Company to obtain appropriate protective orders in respect thereof.  Grantee further agrees to execute such further agreements or understandings regarding his agreement not to misuse or disclose Proprietary Information or Creations (defined below) as the Company may reasonably request.

B.Non-Solicitation/Non-Competition.  Grantee covenants and agrees that, while employed by the Company or a Subsidiary, and for a period of 12 months following the termination of his employment by the Company or a Subsidiary, he shall not:

1.directly or indirectly solicit for employment (by Grantee or any other person), offer employment to, or employ any person who was an employee of the Company or a Subsidiary at the time Grantee’s employment with the Company or a Subsidiary terminates;

2.without the written consent of the Board, directly or indirectly engage or assist any person engaging in, individually, or as an officer, director, employee, agent, consultant, owner, partner, manager, member, principal, or in any other capacity, or render any services to, a systems solutions provider, developer of enterprise resource planning software or any other entity or person who is engaged, directly or indirectly, in the promotion of software or related services which are deemed by the Company to be directly competitive with the software or related services offerings available from the Company or a Subsidiary, including, but not limited to, the development, production, distribution, sales, licensing, or marketing of software products (or the provision of related services) designed to run on IBM AS/400 or HP 9000 computer platforms or any successor platforms, or in an NT operating environment (“Competitive Business”); provided, however, that the ownership by Grantee of not more than five percent (5%) of any class of equity security of any Competitive Business shall not be deemed a breach of this Section 9(b) provided such securities are listed on a national securities exchange or quotation system or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.  Upon the written request of Grantee, the Board will advise Grantee whether or not a specific activity which Grantee in contemplating would violate the foregoing restriction, provided that (I) such request is made prior to Grantee engaging in such activity and (II) Grantee provides the Board with such information as the Board determines is necessary to make such determination.  The current and continuing effectiveness of any such determination shall be conditioned on all such information provided by Grantee being complete and accurate in all material respects.

C.Return of Materials.  Grantee shall, at any time upon the request of the Company or a Subsidiary, and in any event upon the termination of his employment, for whatever reason, immediately return and surrender to the Company or a Subsidiary all originals and all copies, regardless of medium, of all algorithms, source code, system designs, data formats, forms, records, notes, memoranda, price lists, supplier lists, brochures, project materials, sales materials, manuals, letterhead, business cards and other property belonging to the Company, any of its Subsidiaries or any of their clients, as the case may be, created or obtained by Grantee as a result of or in the course of or in connection with Grantee’s employment regardless of whether such items constitute Proprietary Information, provided that Grantee shall be under no obligation to return price lists and other non-technical materials acquired from third parties which are generally available to the public.   Grantee acknowledges that all such materials are, and will remain, the exclusive property of the Company and its Subsidiaries.

D.Creations and Other Matters.

1.Grantee agrees that all materials, inventions, discoveries, improvements or the like which Grantee, individually or with others, may originate, develop or reduce to practice while employed with the Company or a Subsidiary relating to the business or products of the Company or a Subsidiary, the Company’s or a Subsidiary’s actual or demonstrably anticipated research or development or any work performed by Grantee for the Company or a Subsidiary (individually, a “Creation” and collectively, the “Creations”) shall, as between the Company and Grantee, belong to and be the sole property of the Company or a Subsidiary.  Grantee hereby waives any and all “moral rights,” including, but not limited to, any right to identification of authorship, right of approval on modifications or limitation on subsequent modification, that Grantee may have in respect of any Creation.  Grantee further agrees, without further consideration, to promptly disclose each such Creation to the Company and to such other individuals as the Company or a Subsidiary may direct.  Grantee further agrees to execute and to join others in executing such applications, assignments and other documents as may be necessary or convenient to vest in the Company, any of its Subsidiaries, or any client of the Company or a Subsidiary, as appropriate, full title to each such Creation and as may be reasonably necessary or convenient to obtain United States and foreign patents or copyrights thereon to the extent the Company or any client of the Company, as appropriate, may choose.  Grantee further agrees to testify in any legal or administrative proceeding relative to any such Creation whenever requested to do so by the Company or a Subsidiary, provided that the Company agrees to reimburse Grantee for any reasonable expenses incurred in providing such testimony.

2.The foregoing covenant shall not apply to any Creation for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Grantee’s own time, unless (i) the Creation relates to (A) the business of the Company or a Subsidiary or (B) any actual or reasonably anticipated research or development of the Company or a Subsidiary or (ii) the Creation results from any work performed by Grantee for the Company or a Subsidiary.

E.Grantee acknowledges that in the event that his employment with the Company or a Subsidiary terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions and that his ability to earn a livelihood without violating such restrictions is a material condition to his employment with the Company or a Subsidiary.  Grantee acknowledges that compliance with the covenants set forth in Section 9(a)-(d) hereof is necessary to protect the business, goodwill and Proprietary Information of the Company, its Subsidiaries and its clients and that a breach of these restrictions will irreparably and continually damage the Company, its Subsidiaries or its clients for which money damages may not be adequate.  Consequently, Grantee agrees that, in the event that he breaches or threatens to breach any of these covenants, the Company and its Subsidiaries shall be entitled to a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm.  Nothing in this agreement, however, shall be construed to prohibit the Company or its Subsidiaries from also pursuing any other remedy, the parties having agreed that all remedies are to be cumulative.  The parties expressly agree that the Company and its Subsidiaries may, in their sole discretion, choose to enforce the covenants in Section 9(a)-(d) hereof in part of to enforce any of said covenants to a lesser extent than that set forth herein.

F.Revision.  The parties hereto expressly agree that in the event that any of the provisions, covenants, warranties or agreements in this Agreement are held to be in any respect an unreasonable restriction upon Grantee or are otherwise invalid, for whatsoever cause, then the court so holding is hereby authorized to (a) reduce the territory to which said covenant, warranty or agreement pertains, the period of time in which said covenant, warranty or agreement operates or the scope of activity to which said covenant, warranty or agreement pertains or (b) effect any other change to the extent necessary to render any of the restrictions contained in this Agreement enforceable.

VI.Incorporation of Terms of Plan.  The terms of the Plan are incorporated herein by reference and Grantee’s rights hereunder are subject to such terms.  To the extent the terms of the Plan are inconsistent with the terms of this Agreement, the terms of this Agreement shall control.  Grantee hereby acknowledges receipt of a copy of the Plan and agrees to comply with all requirements of the Plan.

VII.Miscellaneous Provisions.

A.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any principles of conflict of laws thereof.

B.Amendment and Termination.  The Board or Committee may at any time amend, alter, suspend, discontinue or terminate this Agreement, provided that no such action that materially changes or in any way impairs the rights of the Grantee under this Agreement shall be effective unless consented to by the Grantee in writing or unless such action is expressly permitted under this Agreement.

C.No Employment Right.  Nothing in this Agreement, nor the grant of the Stock Units hereunder, shall in any way limit the right of the Company or a Subsidiary to terminate Grantee’s employment at any time or confer upon Grantee any right to continue as an employee of the Company or any Subsidiary.

D.Gender.  Except where otherwise indicated by context, any masculine term used herein shall also include the feminine.

E.Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements and supersedes all prior negotiations, representations, offer letters, employment agreements, other agreements or any other written or oral communications concerning the grant of Stock Units.

F.Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Agreement and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

SSA Global Technologies, Inc.

By:

Title:

Grantee

Grant Date:                                    December 30, 2005

No. of Stock Units:

To be completed by Grantee:

Beneficiary:

Beneficiary Address: ________________________

_________________________________________

Beneficiary Tax EIN: